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                                                                   EXHIBIT 10.27

Translation of the licensing agreement of Fuji patent US  * * *

Fuji Film Co. "A"
Fuji Photo Optical Co. "B"
Vista Medical Tech.  "C"

1.  Definition of Word

    1-1. Jointly Owned Patent:
         "A" and "B" jointly owned U.S. patent  * * *   .  Imaging System
         having VariFocal Lens for use in Endoscope.

    1-2. Licensed Product:
         Endoscope covered by the jointly owned patent.

    1-3. Net Sales Price:
         Revenue received by "C" from the sale of the licensed product, excluding returns, packing, transportation fee, insurance and tax.

    1-4. Computation Period for License Fee:
                                    * * *                              of each
         year. Computation starts the first day of commencement for the first year and end of the licensing day for the final year.

2.  Non-exclusive Licensing

    "A" and "B" shall grant a license to "C" use of the patent to manufacturing (including consigning manufacturing) and sales of the licensed product, in the USA. "A", "B" and "C" will discuss later, when "C" desires, in future, a third party located not in USA manufactures the licensed product as complete product by using portion of the licensed product manufactured by "C" using the jointly owned patent in USA, and sold by the third party.

* * * Confidential Treatment Requested

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3.  Fee

    "C" shall pay to "A" and "B" as license fee:

    2-1. Up-front license fee of   * * * to each party "A", and "B", total
         * * *. This up-front payment shall be a prepayment of the license fee which will be generated during the licensed period.

    2-2. a)        * * *         of the net sales to each party "A" and "B"
              starting the date agreement was signed till      * * *       .

         b)        * * *
                   * * *      to end of the agreement.

         However, "C" sold the licensed product under OEM brand.

         1. Whichever higher price, if the licensed product was sold under own brand and OEM brand.

         2.   Net sales price plus * * * if no own brand product was sold.

4.  Payment & Report

    4-1. "C" shall pay 2-1) to "A" and "B" within * * * after signing the agreement.

    4-2. "C" shall report to "A" and "B", within * * * after closing date of the computation period, model number, quantity and fee of the licensed product sold during the period.

    4-3. "C" shall pay the reported fee to "A" and "B" within  * * * .
         However, the payment shall be after the up-front fee (specified in 3-1) has been exhausted.

* * * Confidential Treatment Requested

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    4-4. "C" shall keep the record/books of the fee computation for the effective duration of the agreement and * * * after its termination. "C" shall agree to have audit of the record/books by CPA designated by "A" or "B".

    4-5. Applicable income tax or any other tax generated by the up front fee and the fee by US government or other government shall be responsible by "A" and "B". "C" shall provide proof of payment of the tax to "A" and "B".

    4-6. The up front payment specified in 3) is non-refundable unless the jointly owned patent became invalid. The agreement becomes void when the jointly owned patent became invalid.

    4-7. "C" shall pay the up-front fee and fee thereafter by US dollars.

    4-8. * * * year interest shall be added to when the payment was delayed.


5.  Duration and Termination:

    5-1. The duration of this agreement shall be from the signing date till end of effective date of the jointly owned patent. However, 4), 6), 7),
         8), 9) and 10) shall remain effective.

    5-2. "A" and "B" may terminate this agreement when "C' violates the agreement and "C" did not correct the violation within * * * after "A" and "B" urge "C" for correction.

    5-3. During this agreement, "A" and "B" are able to terminate this agreement immediately when:

         -    "C" proceeds for bankruptcy under the law.
         -    Condemned bankruptcy and unable to pay.
         -    Start composition with creditors.
         -    Stop operation.

* * * Confidential Treatment Requested

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6.  Report and payment of fee when the agreement was terminated during the effective period or at end of the agreement.

    6-1. "C" shall report and pay fee according to 4) for the duration starting the next day of last closing of computation to the termination date when this agreement ended or terminated middle of effective duration.

    6-2. At the end of agreement or termination, finished goods or work in process goods of the licensed product shall be computed as goods sold.

7. "A", "B" and "C" shall not leak of confidential information obtained from the other party(ies) to any 3rd party during the agreement and after end of the agreement, except the following:

    7-1. Already public knowledge.

    7-2. Known prior to obtaining information from the other party and present proof of the fact.

    7-3. Became a public knowledge by 3rd party after receiving information from the other party.

    7-4. Information disclosed by 3rd party without confidential obligation.

8.  This agreement shall be governed by Japanese law.

9. "C" shall not transfer or use as a collateral the right and responsibility generated from this non-exclusive license agreement.

10. Unless specified separately, it should NOT be understood as follows:

    10-1.     "C" shall obtain a right of sub-licensing to 3rd party.


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    10-2.     "A" and/or "B" shall have a responsibility to maintain the jointly owned patent. "A" and/or "B" shall have a responsibility to supply technical information, apply patent or obtain patent.

    10-3. "A" and/or "B" guarantee non-necessity of any other industrial property in order to manufacture, use and sale of the licensed product.

    10-4. "A" and/or "B" guarantees effectiveness of the jointly owned patent.

    10-5. "A" and/or "B" shall have a responsibility to eliminate any infringement from 3rd party for the jointly owned patent.

11. "A", "B" and "C" shall mutually discuss and resolve amicably with good faith, if any difficulty of understanding and operation of this agreement or unspecified issue on this agreement arises.

    3 agreements shall be signed, each party keeps one signed agreement.

                        "A"  Fuji Film
                        "B"  Fuji Photo Optical
                        "C"  Vista Med. Tech.

    The undersigned, an officer of Vista Medical Technologies, Inc., hereby represents that this document is a fair and accurate English translation of the Non-Exclusive License Agreement between Vista Medical Technologies, Inc., Fuji Film Co. and Fuji Photo Optical Co., dated June 25, 1996.


                                  By:  /s/  Koichiro Hori
                                        -------------------

                                  Its: Senior Vice President, Advanced
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                                        Technology
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